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                                                                  Exhibit 11.1

                     Computation of Per Share Earnings

                For the Years Ended December 31, 1996 and 1995

                                                           1996          1995
                                                       -----------  -----------
PRIMARY NET INCOME PER SHARE

Average shares outstanding                              14,871,024   11,358,268

Net effect of dilutive stock options and
 warrants based on the treasury stock
 method using average market price                         726,240      144,728
                                                       -----------  -----------

Total                                                   15,597,264   11,502,996
                                                       -----------  -----------
                                                       -----------  -----------

Net income                                             $ 1,405,462  $   891,703
                                                       -----------  -----------
                                                       -----------  -----------

Primary net income per share                                 $0.09        $0.08
                                                       -----------  -----------
                                                       -----------  -----------

FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding                              14,871,024   11,358,268

Net effect of dilutive stock options and
 warrants based on the treasury stock method
 using ending market price                                 726,240      270,262
                                                       -----------  -----------

Total                                                   15,597,264   11,628,530
                                                       -----------  -----------
                                                       -----------  -----------

Net income                                             $ 1,405,462  $   891,703
                                                       -----------  -----------
                                                       -----------  -----------

Fully diluted net income per share                           $0.09        $0.08
                                                       -----------  -----------
                                                       -----------  -----------
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